Exhibit 99.1
FOR IMMEDIATE RELEASE

John Tietjen	Edward Nebb
Chief Financial Officer	Investor Relations
Sterling Bancorp	Comm-Counsellors, LLC
john.tietjen@sterlingbancorp.com	enebb@optonline.net
212.757.8035	203.972.8350
STERLING BANCORP RECEIVES PRELIMINARY APPROVAL FOR
$42 MILLION UNDER U.S. TREASURY CAPITAL PURCHASE PROGRAM
New York, NY, December 9, 2008 – Sterling Bancorp (NYSE: STL), the parent company of New York City-based Sterling National Bank, today announced that it has received preliminary approval to participate in the U.S. Treasury Department’s Capital Purchase Program (“CPP”). Subject to the terms and conditions of the CPP, Sterling expects to issue to the U.S. Treasury Department $42 million in nonvoting senior preferred shares, as well as warrants to purchase shares of Sterling common stock.
Sterling’s capital ratios exceeded the regulatory requirements for “well-capitalized” institutions prior to receiving preliminary CPP approval. The Treasury program, which is available to qualifying financial institutions, will further increase Sterling’s already strong capital position and support continued growth of its lending and other banking activities.
“Sterling is pleased to be among the financial institutions that have been selected by the Treasury Department for preliminary approval under the Capital Purchase Program. While we were already in a strong capital position and have been actively lending to both existing and new customers, the Treasury program is a cost-effective source of additional capital. We believe that participating in the program will further enhance our ability to serve the needs of our market, grow our business and develop opportunities that may arise in the current economic environment and beyond. We look forward to doing our part as responsible, prudent lenders to support the recovery of the nation’s economy,” said Louis J. Cappelli, Sterling’s Chairman and Chief Executive Officer.
Final approval and closing is subject to completion of standard terms and conditions and is expected to take approximately 30 days.

About Sterling Bancorp
Sterling Bancorp (NYSE: STL) is a New York-based banking and financial services company that serves the needs of businesses, professionals and individuals. With assets exceeding $2.1 billion, Sterling offers a broad array of products and services, combined with a unique high-touch approach to customer service. The Company’s principal banking subsidiary, Sterling National Bank, with offices in New York City and Queens, Nassau and Westchester counties, was founded in 1929.
Known for its focus on business customers, Sterling offers such services as working capital lines, asset-based financing, factoring and accounts receivable management, payroll funding and processing, equipment leasing and financing, commercial and residential mortgages, international trade financing, cash management, a wide array of deposit products, trust and estate administration, and investment management services.
Certain statements in this press release, including but not limited to, statements as to future liquidity, future interest rate risk and operating expenses, statements concerning future results of operations, financial position or dividends, and plans and objectives for future operations, statements concerning the Company’s belief that participation in the Treasury program will further increase Sterling’s already strong capital position, support continued growth of its lending and other banking activities and further enhance its ability to serve the needs of its market, grow its business and develop opportunities that may arise in the current economic environment and beyond and the Company’s expectation that final approval and closing will take approximately 30 days, and other statements regarding matters that are not historical facts, are “forward-looking statements” as defined in the Securities Exchange Act of 1934. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside its control. Any forward-looking statements the Company may make speak only as of the date on which such statements are made. The Company’s actual results and financial position may differ materially from the anticipated results and financial condition indicated in or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Forward-Looking Statements and Factors that Could Affect Future Results” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.
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